UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

current report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 21, 2015

ENTEGRA FINANCIAL CORP.

(Exact Name of Registrant as Specified in Charter)

North Carolina	001-35302	45-2460660
State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 One Center Court, Franklin, North Carolina 28734

(Address of principal executive offices) (Zip Code)

(828) 524-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

Page

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

Item 5.07 – Submission of Matters to a vote of Securityholders	4

Item 7.01 - Regulation FD Disclosure	5

Item 9.01 – Financial Statements and Exhibits	5

Signatures	6

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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 21, 2015, the shareholders of Entegra Financial Corp. (the “Company”) approved the Entegra Financial Corp. 2015 Long-Term Stock Incentive Plan (the “2015 Plan”) at the Company’s 2015 Annual Meeting of Shareholders (the “Annual Meeting”).

The purpose of the 2015 Plan is to further and promote the interests of the Company and its shareholders by enabling the Company, its subsidiaries and related entities, including Macon Bank, to attract, retain and motivate key employees and directors, and to align their interests with those of the Company’s shareholders. Additionally, the 2015 Plan’s objectives are to provide a competitive reward for achieving longer-term goals, provide balance to short-term incentive awards, and reinforce a unified perspective among participants serving the Company in differing capacities and areas of focus. To do so, the 2015 Plan offers a variety of equity-based and other incentive awards and opportunities to provide key employees and certain other persons with a relationship with the Company or a subsidiary or related entity (such as non-employee directors), with a proprietary interest in maximizing the growth, profitability and overall success of the Company.

Eligible employees will be eligible for awards of non-qualified stock options (“NSOs”), incentive stock options (“ISOs”), rights to receive shares of common stock at a future date or dates (“Restricted Stock Units”), restricted shares of the Company’s common stock (“Restricted Stock”), and/or performance units having a designated value (“Performance Units”). Non-employees (including non-employee directors of the Company) will be eligible for awards of NSOs, Restricted Stock Units and/or Restricted Stock. Subject to appropriate recapitalization adjustments, a total of 654,637 shares of common stock will be available under the 2015 Plan for making awards (458,246 shares allocated to Options, and 196,391 shares allocated to Restricted Stock and Restricted Stock Units). No more than 125,000 shares of Common Stock may be earned pursuant to any single performance award. Except with respect to awards then outstanding, unless sooner terminated, all awards must be granted or awarded on or before May 21, 2025.

The 2015 Plan will be administered by the Compensation Committee. It is anticipated that approximately 15 employees and nine directors will be eligible to participate in the 2015 Plan. The value of the benefits or amounts that will be received by or allocated to the participants under the 2015 Plan are not yet determinable.

The foregoing summary description of the 2015 Plan is qualified in its entirety by reference to the 2015 Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. For additional information regarding the 2015 Plan, please refer to “Proposal 2 – Approval of the 2015 Long-Term Stock Incentive Plan” on pages 25-30 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 10, 2015, which is incorporated herein by reference as Exhibit 10.2.

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ITEM 5.07 SUBMISSION OF MATTERS TO VOTE OF SECURITY HOLDERS

At the Annual Meeting on May 21, 2015, a total of 6,015,190 shares of common stock, or 91.9 percent of eligible voting shares, were present at the Annual Meeting, in person or by proxy. The following proposals were voted on by the Company’s shareholders:

Proposal 1

To elect nine persons who will serve as members of the Board of Directors for terms specified in the Proxy Statement or until their successors are duly elected and qualified:

Nominee	For	Against	Abstain	Broker Non-Votes
Ronald D. Beale	4,014,168	119,886	8,131	1,873,005
Louis E. Buck, Jr.	4,013,226	119,828	9,131	1,873,005
Adam W. Burrell, MD	4,013,499	120,655	8,031	1,873,005
Charles M. Edwards	4,013,649	119,405	9,131	1,873,005
Jim M. Garner	4,043,316	90,788	8,081	1,873,005
Stan M. Jeffress	4,043,236	90,918	8,031	1,873,005
Fred H. Jones	4,008,751	125,253	8,181	1,873,005
Beverly W. Mason	4,043,301	90,803	8,081	1,873,005
Roger D. Plemens	4,042,612	91,442	8,131	1,873,005

Accordingly, all of the above-named nominees were duly elected.

Proposal 2

To approve the Entegra Financial Corp. 2015 Long-Term Stock Incentive Plan

For	Against	Abstain	Broker Non-Votes
3,792,077	310,470	39,638	1,873,005

Accordingly, this proposal was approved.

Proposal 3

To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

For	Against	Abstain
5,968,096	41,115	5,979

Accordingly, this proposal was approved.

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ITEM 7.01 REGULATION FD DISCLOSURE

The Company hereby furnishes its slide presentation, as presented at the Annual Meeting on May 21, 2015. A copy of the slide presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

Exhibit 10.1	Entegra Financial Corp. 2015 Long-Term Stock Incentive Plan.

Exhibit 10.2	Definitive Proxy Statement filed with the Securities and Exchange Commission on April 10, 2015, and incorporated herein by reference.

Exhibit 99.1	Entegra Financial Corp. slide presentation, as presented at the Annual Meeting of Shareholders on May 21, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEGRA FINANCIAL CORP.

Dated: May 21, 2015	By:	/s/ David A. Bright
David A. Bright Chief Financial Officer

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